Exhibit 99.1

LabStyle Innovations Corp.

9 Halamish Street, P.O.B. 3052

Caesarea Industrial Park

38900, Israel

May 15, 2015

To the Stockholders of LabStyle Innovations Corp.:

LabStyle Innovations Corp. (the “Company”) is pleased to send you the enclosed notice of the 2015 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 11:00 a.m. on Monday, June 15, 2015, at the law offices of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, New York 10019.

The items of business for the Meeting are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the attached Proxy Statement. Please review in detail each of the Notice of Annual Meeting of Stockholders and the Proxy Statement, which are first being mailed to stockholders of the Company on or about May 15, 2015. Also enclosed for your review is the Company’s Annual Report on Form 10-K for our fiscal year ended December 31, 2014.

The Notice of Annual Meeting of Stockholders and Proxy Statement are also available on the Company’s website at http://mydario.investorroom.com/ and on the Securities and Exchange Commission’s website at www.sec.gov. Copies of the Notice of Annual Meeting of Stockholders and Proxy Statement may also be obtained without charge by writing to Zvi Ben-David, Chief Financial Officer, LabStyle Innovations Corp., 9 Halamish Street, P.O.B. 3052, Caesarea Industrial Park, 38900, Israel.

Your vote is very important to us and to our stockholders—please date, sign and return your proxy card in the enclosed envelope or vote online as soon as possible to ensure that your shares will be represented and voted at the Meeting even if you cannot attend. If you attend the Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

Sincerely yours,

/s/ Erez Raphael
Erez Raphael
President and Chief Executive Officer
LabStyle Innovations Corp.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE OR VOTE ONLINE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

THE PROXY STATEMENT, OUR FORM OF PROXY CARD, OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2014, JUNE 30, 2014 AND SEPTEMBER 30, 2014, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014 ARE AVAILABLE ON THE INTERNET AT: http://mydario.investorroom.com/SECFilings OR AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

LabStyle Innovations Corp.

9 Halamish Street, P.O.B. 3052

Caesarea Industrial Park

38900, Israel

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 15, 2015

The 2015 Annual Meeting of Stockholders (the “Meeting”) of LabStyle Innovations Corp. (the “Company”) will be held at 11:00 a.m. on Monday, June 15, 2015, at the law offices of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, New York 10019, for the following purposes:

1.	To elect Erez Raphael, Malcolm Hoenlein, Hila Karah, Dennis M. McGrath, Prof. Richard B. Stone and Rami Yehudiha as directors (the “Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at the 2016 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To ratify the appointment by the Audit Committee of the Board of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To consider and vote upon an amendment (the “IA Amendment”) to Article FOURTH of the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.0001 per share (the “Common Stock”) from 80,000,000 to 160,000,000 (the “IA Proposal”);

4.	To consider and vote upon an amendment (the “RS Amendment”) to Article FOURTH of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio to be determined at the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”);

5.	To consider and vote upon an amendment to the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares authorized for issuance under the Plan by 11,925,000 shares from 1,500,000 to 13,425,000 (the “Incentive Plan Proposal”); and

6.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board unanimously recommends a vote “FOR” the approval of each of the proposals to be submitted at the Meeting.

Stockholders of record of our Common Stock at the close of business on May 11, 2015 (the “Record Date”) will be entitled to notice of, and are cordially invited to, attend this Meeting and to attend any adjournment or postponement thereof. However, to assure your representation at the Meeting, please complete and sign the enclosed proxy card and return it promptly or vote online as described herein. Even if you have previously submitted a proxy card, you may choose to vote in person at the Meeting. Whether or not you expect to attend the Meeting, please read the attached Proxy Statement and then promptly complete, date, sign and return the enclosed proxy card in order to ensure your representation at the Meeting.

If you hold your shares through a brokerage firm, you may cast your vote by visiting www.proxyvote.com. If you are a registered stockholder, you may cast your vote by visiting www.vstocktransfer.com/proxy. You may also have access to the materials for the Meeting by visiting the website: http://mydario.com/.

Each share of Common Stock entitles the holder thereof to one vote. Additionally, holders of our Series A convertible preferred stock vote with the Common Stock as a single class on all matters for which our stockholders may vote or act on an as-if-converted-to-Common Stock basis. A complete list of stockholders of record entitled to vote at this Meeting will be available for ten days before this Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to this Meeting.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the enclosed proxy statement are first being mailed to stockholders on or about May 15, 2015.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Zvi Ben-David
Zvi Ben-David
Secretary, Treasurer and Chief Financial Officer
Caesarea, Israel

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

ANNEX A	IA Amendment
ANNEX B	RS Amendment
ANNEX C	Plan Amendment

PROXY STATEMENT

LABSTYLE INNOVATIONS CORP.

ANNUAL MEETING OF STOCKHOLDERS

to be held at 11:00 a.m. on June 15, 2015

Zysman, Aharoni, Gayer and Sullivan & Worcester LLP

1633 Broadway, 32nd Floor

New York, New York 10019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which our Board would like you, as a stockholder, to vote at our 2015 Annual Meeting of the Stockholders, which will take place at 11:00 a.m. on Monday, June 15, 2015, at the law offices of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, New York 10019.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about May 15, 2015, to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to Labstyle Innovations Corp. as the “Company”, “we”, “us” or “our” or similar terminology.

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Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock, par value $0.0001 per share (“Common Stock”) and shares of our Series A convertible preferred stock, par value $0.0001 per share (“Series A Preferred”), on May 11, 2015 (the “Record Date”) may attend and vote at the Meeting. There were 30,108,131 shares of Common Stock outstanding on the Record Date. There were 35,600 shares of Series A Preferred outstanding on the Record Date which are convertible into 8,980,832 shares of Common Stock and which vote with the Common Stock as a single class on all matters for which our stockholders may vote or act on an as-if-converted-to-Common Stock basis. All shares of Common Stock (including Series A Preferred as if converted to Common Stock) have one vote per share and vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 36 of this Proxy Statement.

What is the proxy card?

The proxy card enables you to appoint Erez Raphael, our President and Chief Executive Officer, and/or Zvi Ben-David, our Secretary, Treasurer and Chief Financial Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote:

1.          To elect Erez Raphael, Malcolm Hoenlein, Hila Karah, Dennis M. McGrath, Prof. Richard B. Stone and Rami Yehudiha as directors (the “Director Nominees”) to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at the 2016 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.          To ratify the appointment by the Audit Committee of the Board of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.          To consider and vote upon an amendment (the “IA Amendment”) to Article FOURTH of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 80,000,000 to 160,000,000 (the “IA Proposal”);

4.          To consider and vote upon an amendment (the “RS Amendment”) to Article FOURTH of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio to be determined at the sole discretion of the Board (the “Reverse Split”) and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (the “Reverse Split Proposal”);

5.          To consider and vote upon an amendment to the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares authorized for issuance under the Plan by 11,925,000 shares from 1,500,000 to 13,425,000 (the “Incentive Plan Proposal”).

We will also transact any other business that properly comes before the Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

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How do I vote?

(1)         You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	for each of the Director Nominees to serve on the Board;

•	to ratify the appointment of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	for the IA Proposal;

•	for the Reverse Split Proposal;

•	for the Incentive Plan Proposal; and

•	according to the best judgment of either Mr. Raphael or Mr. Ben-David if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2)         You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3)         You may vote online. You may also have access to the materials for the Meeting by visiting the website: http://mydario.com/. You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name,” or www.vstocktransfer.com/proxy if you are a registered stockholder.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	sending a written notice to Zvi Ben-David, our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the Meeting; or

•	attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

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Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

How many votes are required to elect the Director Nominees as directors of the Company?

The election of each nominee for director requires the affirmative vote of a majority of the shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) represented in person or by proxy and entitled to vote in the election of directors at the Meeting.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of a majority of the shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) represented in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2015.

How many votes are required to increase the number of authorized shares of Common Stock?

The affirmative vote of a majority of the issued and outstanding shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) entitled to vote at the Meeting, voting as one class, is required for approval of the IA Proposal.

How many votes are required to approve the Reverse Split Proposal?

The affirmative vote of a majority of the issued and outstanding shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) entitled to vote at the Meeting, voting as one class, is required for approval of the Reverse Split Proposal.

How many votes are required to approve the Incentive Plan Proposal?

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock (including Series A Preferred as if converted to shares of Common Stock) represented in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

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Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.

Who can help answer my questions?

You can contact our Secretary, Treasurer and Chief Financial Officer, Zvi Ben-David, at +(972)-(4) 770 4055 or by sending a letter to Mr. Ben-David at offices of the Company at 9 Halamish St., P.O.B. 3052, Caesarea Industrial Park 38900, Israel with any questions about proposals described in this Proxy Statement or how to execute your vote.

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THE ANNUAL MEETING

General

This Proxy Statement is being furnished to you, as a stockholder of LabStyle Innovations Corp., as part of the solicitation of proxies by our Board for use at the Meeting to be held on June 15, 2015, and any adjournment or postponement thereof. This Proxy Statement is first being furnished to stockholders on or about May 15, 2015. This Proxy Statement provides you with information you need to know to be able to vote or instruct your proxy how to vote at the Meeting.

Date, Time, Place of Meeting

The Meeting will be held on at 11:00 a.m. on June 15, 2015, at the law offices of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, 1633 Broadway, 32nd Floor, New York, New York 10019, or such other date, time and place to which the Meeting may be adjourned or postponed.

Purpose of the Meeting

At the Meeting, the Company will ask stockholders to consider and vote upon the following proposals:

1.          To elect the Director Nominees to serve on the Board for a one-year term that expires at the 2016 Annual Meeting of Stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.          To ratify the appointment by the Audit Committee of the Board of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.          To consider and vote upon an amendment the IA Amendment to increase the number of authorized shares of our Common Stock from 80,000,000 to 160,000,000;

4.          To consider and vote upon an amendment the RS Amendment to effect a reverse stock split of our Common Stock at a ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion;

5.          To consider and vote upon an amendment to our Plan to increase the number of shares authorized for issuance under the Plan by 11,925,000 shares from 1,500,000 to 13,425,000; and

6.          To transact such other business as may properly come before the Meeting or any adjournment thereof.

Recommendations of the Board

After careful consideration of each nominee for director, the Board has unanimously determined to recommend that stockholders vote (i) “FOR” each of the Director Nominees, (ii) “FOR” the ratification of the Auditor to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; (iii) “FOR” the IA Proposal; (iv) “FOR” the Reverse Split Proposal; and (v) “FOR” the Incentive Plan Proposal.

Record Date and Voting Power

Our Board fixed the close of business on May 11, 2015, as the record date for the determination of the outstanding shares of Common Stock entitled to notice of, and to vote on, the matters presented at this Meeting. As of the Record Date, there were 30,108,131 shares of Common Stock outstanding and 35,600 shares of Series A Preferred outstanding which are convertible into 8,980,832 shares of Common Stock and which vote with the Common Stock as a single class on all matters for which our stockholders may vote or act on an as-if-converted-to-Common Stock basis. All shares of Common Stock (including Series A Preferred as if converted to Common Stock) have one vote per share and vote together as a single class. Accordingly, a total of 39,088,963 votes may be cast at this Meeting.

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Quorum and Required Vote

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the meeting if a majority of the Common Stock (including Series A Preferred as if converted to shares of Common Stock) outstanding and entitled to vote at the Meeting is represented in person or by proxy. Abstentions will count as present for purposes of establishing a quorum.

The election of each of the Director Nominees requires the affirmative vote of a majority of the shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) represented in person or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors.

The affirmative vote of a majority of the shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) represented in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2015. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the ratification of the Auditor.

The IA Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) voting as one class for approval of the IA Proposal. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the IA Proposal.

The Reverse Split Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) voting as one class for approval of the Reverse Split Proposal. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the Reverse Split Proposal.

The Incentive Plan Proposal requires the affirmative vote of a majority of the shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) represented in person or by proxy and entitled to vote for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the Incentive Plan Proposal.

Voting

Each share of Common Stock (including Series A Preferred as if converted to shares of Common Stock) that you own in your name entitles you to one vote, in each case, on the applicable proposals. Your one or more proxy cards show the number of shares of Common Stock that you own. There are two ways to vote you shares:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

•	You may also cast your vote by visiting www.proxyvote.com if you hold your shares in “street name,” or www.vstocktransfer.com/proxy if you are a registered stockholder.

•	You can attend the Meeting and vote in person if you are a holder of record. You will be given a ballot when you arrive.

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Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

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Revocability of proxies

Proxies given by stockholders of record for use at the Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Who Can Answer Your Questions About Voting Your Shares

You can contact Zvi Ben-David at +(972)-(4) 770 4055 or by sending a letter to Mr. Ben-David at offices of the Company at 9 Halamish St., P.O.B. 3052, Caesarea Industrial Park 38900, Israel with any questions about proposals described in this Proxy Statement or how to execute your vote.

Principal Offices

The principal executive offices of the Company are located at 9 Halamish Street, P.O.B. 3052, Caesarea Industrial Park 38900, Israel. The Company’s telephone number at such address is 972-4-770-4055.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EACH OF THE PROPOSALS TO BE SUBMITTED AT THE MEETING.

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PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board has nominated the Director Nominees, each of whom currently serves as a director, to stand for election at the Meeting. Stockholders will be asked to elect each of the Director Nominees, each to hold office until the 2016 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier resignation or removal. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of each of the Director Nominees.

We have been advised by each of the Director Nominees that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating and Corporate Governance Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, the Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Nominee and Executive Officer Information

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date and positions held:

Name	Age	Position(s)
Erez Raphael	42	Chief Executive Officer, President and Acting Chairman of the Board
Zvi Ben-David	54	Chief Financial Officer, Treasurer and Secretary
Malcolm Hoenlein	71	Director
Dennis M. McGrath	58	Director
Prof. Richard B. Stone	72	Director
Rami Yehudiha	44	Director
Hila Karah	46	Director

Erez Raphael has served as our President and Chief Executive Officer since August 9, 2013 and as a director of our company since December 2013. Mr. Raphael has served as Acting Chairman of the Board of Directors since November 2014. He previously and since October 2012 served as our Vice President of Research and Development. Mr. Raphael has over 17 years of industry experience, having been responsible in his career for product delivery, technology and business development. Prior to joining our company, from 2010 to 2012, Mr. Raphael served as Head of Business Operations Nokia Siemens Networks, where he was responsible for establishing and implementing a new portfolio business unit directed towards marketing and sales of complimentary products. Prior to that, from 1998 to 2010, he held increasingly senior positions at Amdocs Limited (NYSE:DOX) where he was ultimately responsible for advising the Chief Technology Officer and implementing matters of overall business strategy. Mr. Raphael holds a BA in economics and business management from Haifa University

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Zvi Ben David has served as our Chief Financial Officer, Treasurer and Secretary since January 7, 2015. Mr. David has over 25 years of experience in corporate and international financial management, including at both publicly-listed and private companies. Since 2012, he has acted as an independent entrepreneur with, and investor in, various medical device ventures. From 2005 to 2012, Mr. Ben David served as the Chief Financial Officer of UltraShape Medical Ltd., a developer, manufacturer and marketer of innovative non-invasive technologies for fat cell destruction and body sculpting. While with UltraShape, he helped lead the company through $35 million in private financing, followed by the company’s merger with a Tel Aviv Stock Exchange company and ultimately the company’s sale to Syneron Medical Ltd. (NASDAQ:ELOS). From 2000 to 2005, he served as Vice President and Chief Financial Officer of Given Imaging Ltd., where he was part of the management team that led that company’s 2001 initial public offering and 2004 follow-on offering, and served as a director of that company from its establishment in 1998 to 2000. From 1995 to June 2000, Mr. Ben David served as Vice President and Chief Financial Officer of RDC Rafael Development Corporation, one of Given Imaging Ltd.’s principal shareholders. From 1994 to 1995, Mr. Ben David served as manager of the finance division of Electrochemical Industries (Frutarom) Ltd., an Israeli company traded on the Tel-Aviv Stock Exchange and the American Stock Exchange, and from 1989 to 1993, Mr. Ben David served as the manager of that company’s economy and control department. From 1984 to 1988, Mr. Ben David worked at Avigosh & Kerbs, an accounting firm in Haifa, Israel. Mr. Ben David is a certified public accountant in Israel and holds a B.A. in economics and accounting from the University of Haifa.

Malcolm Hoenlein has been a director of our company since August 31, 2011. Since 1986, Mr. Hoenlein has served as Chief Executive Officer and Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 52 national American Jewish organizations. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the Greater New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of International Affairs. He serves as a director of several companies, Coronado Biosciences Inc. (Nasdaq: CNDO), Nanox Technologies, Data to Life, Nuvo Corp and WellSense Technologies. Mr. Hoenlein has a B.A. in Political Science from Temple University and a Master's Degree in International Relations from the University of Pennsylvania, as well as an honorary Doctorate of Laws from Touro College and an honorary Doctorate of Humane Letters from Yeshiva University. He was appointed by Presidents Clinton and Bush as a U.S. delegate to the Organization for Security and Cooperation in Europe. In 2013, he received the highest civilian decoration from King Mohamad VI of Morocco. We believe Mr. Hoenlein is qualified to serve on our Board of Directors because of his extensive experience serving on the boards of public and private companies.

Dennis M. McGrath has been a director of our company since November 12, 2013. Mr. McGrath is the President and Chief Financial Officer, and a member of the Board of Directors, of PhotoMedex, Inc. (NasdaqGS: PHMD), a global medical device and specialty pharmaceutical company. Upon completion of the PhotoMedex’s 2011 merger with Radiancy, Inc., Mr. McGrath reassumed his role of Chief Financial Officer in addition to President and board director of PhotoMedex, to which he was appointed in July 2009. Mr. McGrath was the Chief Executive Officer of PhotoMedex from July 2009 through December 2011, the date of the merger. He had previously served as Chief Financial Officer and vice president, finance and administration of PhotoMedex from January 2000 through June 2009. He has held several senior-level positions in prior endeavors of public companies, including, from February 1999 to January 2000, serving as the Chief Operating Officer of Internet Practice, the largest division for AnswerThink Consulting Group, Inc., a company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, Mr. McGrath served as Chief Financial Officer of Think New Ideas, Inc., a company specializing in interactive marketing services and business solutions. In addition to the financial reporting responsibilities, he was responsible for the merger integration of Think New Ideas, Inc. and AnswerThink Consulting Group, Inc. Prior to that, from September 1996 to February 1999, Mr. McGrath was Chief Financial Officer and executive vice-president of operations of TriSpan, Inc., an internet commerce solutions and technology consulting company that was acquired by AnswerThink Consulting Group, Inc. in 1999. Mr. McGrath is currently a director of Noninvasive Medical Technologies, Inc., Cagent Vascular, LLC and serves on the Board of Advisors of Taylor University. We believe Mr. McGrath is qualified to serve on our Board of Directors because of his accounting expertise and his experiences serving as an officer and director of public and private companies. Mr. McGrath began his career at the accounting firm Arthur Andersen in Philadelphia, PA. Upon graduating maxima cum laude with a B.S. in accounting from LaSalle University in 1979 he became a certified public accountant in 1981.

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Prof. Richard B. Stone has been a director of our company since July 7, 2014. For more than twenty-five years, Prof. Stone has been active participant in early stage business enterprises as a director or investor, including technology and biotechnology companies. He currently serves on the board of directors of multiple technology companies, including Powermat, Espro-Accoustiguide Group, Wellsense Technologies, NanoX Imaging Plc, Illumigyn Ltd, Cardiologic Innovations, Quality Inflow Ltd., and Check-Cap. Since 1974, Prof. Stone has been a member of the faculty of Columbia Law School, where he held the Wilbur Friedman Chair in Tax Law for twenty years. In addition to basic and advanced tax courses, Prof. Stone has taught in the areas of contracts, business planning and real estate planning. Among other not-for-profit organizations he has been associated with, from 2011 to 2013, Prof. Stone served as Chairman of the Conference of Presidents of Major American Jewish Organizations. Prof. Stone began his career in 1967 in private practice in Washington, D.C, and thereafter joined the staff of the Solicitor General of the United States, where from 1969 to 1973 he was Assistant to the Solicitor General. We believe Prof. Stone is qualified to serve on our Board of Directors because of his legal expertise and experience with life sciences companies. He is a graduate of Harvard College and Harvard Law School.

Rami Yehudiha has been a director of our company since September 23, 2014. Mr. Yehudiha is a marketing and advertising executive with a particular expertise in developing and implementing campaigns utilizing cutting edge technologies and methods. From 2004 to the present, he has served as the Founder and Chief Executive Officer of LEAD, a top ten Israeli advertising firm. From 1997 to 2003, he served as the Chief Executive Officer at Ogilvy One Israel, a part of the WPP Group. We believe Mr. Yehudiha is qualified to serve on our Board of Directors because of his experience in technology-based marketing. Mr. Yehudiha received his B.A. in Political Science and Economics from Tel Aviv University and an M.B.A. in Marketing from Manchester University.

Hila Karah has been a director of our company since November 23, 2014. Ms. Karah is an independent business consultant and an investor in several high-tech, biotech and Internet companies. From 2006 to 2013, she served as a partner and Chief Investment Officer of Eurotrust Ltd., a family office. From 2002 to 2005, she served as a research analyst at Perceptive Life Sciences Ltd., a New York-based hedge fund. Prior to that, Ms. Karah served as research analyst at Oracle Partners Ltd., a health care-focused hedge fund. Ms. Karah has served as a director in several private and public companies including Intec Pharma, since 2009 and Cyren Ltd since 2008. We believe Ms. Karah is qualified to serve on our Board of Directors because of her experience as an investor in and advisor to high-tech, biotech and Internet companies. Ms. Karah holds a BA in Molecular and Cell Biology from the University of California, Berkeley, and studied at the University of California, Berkeley-University of California, San Francisco Joint Medical Program.

Mr. Yehudiha and Ms. Karah were appointed to the our Board of Directors as nominees of David Edery, the lead investor in our September 2014 Private Placement, pursuant to the terms of the Securities Purchase Agreement we entered into in connection with such financing. Except for the foregoing, there are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. There are no family relationships between any of our directors or executive officers.

Except as set forth herein, none of the Company’s directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws. Additionally, none of our directors or executive officers have been involved in any material proceedings to which such director or executive officer was a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Required Vote

Approval of each Director Nominee requires the affirmative vote of a majority of the outstanding shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) present in person or represented by proxy at this Meeting and entitled to vote in the election.

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Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Corporate Governance

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly.  Based on this review, our board has determined that Prof. Stone, Messrs. Hoenlein, Yehudiha and McGrath and Ms. Karah are “independent directors” as defined in the rules of NASDAQ OMX Group, Inc. corporate governance requirements and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended.

Meetings of the Board

Our Board met in telephonically12 times during the fiscal year ended December 31, 2014 and also acted by unanimous written consent on 9 occasions. Each member of our then current Board was present for at least 70% percent or more of the board of directors meetings held.

Board Committees

Our Board has established three standing committees: an Audit, Compensation, a Compensation Committee and a Nomination and Corporate Governance Committee.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. In addition, our Board adopted a written charter for the Audit Committee which is available, free of charge, from the Company by writing to the Secretary at LabStyle Innovations Corp., 9 Halamish Street, P.O.B. 3052, Caesarea Industrial Park, 38900, Israel, calling +(972)-(4) 770 4055 or visiting our website at http:// http://mydario.investorroom.com/CorporateGovernance.

Our Audit Committee is comprised of Malcolm Hoenlein and Dennis M. McGrath, each of whom is an independent director.  Mr. McGrath is Chairman of the Audit Committee.  Mr. McGrath is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements.  For this purpose, the Audit Committee has a charter (which is reviewed annually) and performs several functions. The Audit Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor and engage such independent auditor;

•	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services and approve in advance any non-audit service to be provided by our independent auditor;

•	monitors the independence of our independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•	reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and our independent auditor the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects our systems of internal accounting control and corporate governance functions on behalf of the board; and

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•	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the board, including compliance with requirements of the Sarbanes-Oxley Act of 2002, and make recommendations to the Board regarding corporate governance issues and policy decisions.

The Audit Committee met telephonically on 4 occasions during the fiscal year ended December 31, 2014 and also acted by unanimous written consent on 3 occasions. Each of the members of the Audit Committee attended 100% of the meetings held by the Audit Committee during the time each director served as a member of the committee.

The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Hoenlein and Yehudiha and Ms. Karah with Mr. Hoenlein serving as Chairman. The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists the Board in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a written charter which is available, free of charge, from the Company by writing to the Secretary at LabStyle Innovations Corp., 9 Halamish Street, P.O.B. 3052, Caesarea Industrial Park, 38900, Israel, calling +(972)-(4) 770 4055 or visiting our website at http:// http://mydario.investorroom.com/CorporateGovernance.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation.

The Compensation Committee did not meet during the fiscal year ended December 31, 2014 but acted by unanimous written consent on 1occasion. Each of the members of the Compensation Committee attended 100% of the meetings held during the time each director served as a member of the committee.

Nomination and Corporate Governance Committee

Our Nominating and Corporate Governance Committee was formed in August 2013 and is currently comprised of Prof. Stone and Messrs. Hoenlein and Yehudiha. Prof. Stone is the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing potential director nominees to the Board of Directors for consideration. This committee also has the authority to oversee the hiring of potential executive positions in our company.

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nomination and Corporate Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.

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The Nomination and Corporate Governance Committee met did not meet during the fiscal year ended December 31, 2014.

Each of the nominees for election at this Meeting was recommended to the Board by the Nominating and Corporate Governance Committee.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we historically have a different person serving in each such role — following the resignation of Dr. Oren Fuerst as our Chairman of the Board in November 23, 2014, Mr. Erez Raphael currently serves as our President, Chief Executive Officer and Chairman of the Board. The decision whether to combine or separate these positions depends on what our Board deems to be in the long term interest of stockholders in light of prevailing circumstances. We believe that the separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its employees and operations. We are seeking a qualified person to serve as our Chairman of the Board. In addition, through the Audit, Compensation, Nomination and Corporate Governance Committees, our independent directors who are members thereof provide strong independent leadership for each of those committees.

Code of Ethics

On March 5, 2013, our Board adopted a Code of Business Conduct and Ethics and Insider Trading Policy, both of which are available on our internet website at http://mydario.investorroom.com/CorporateGovernance.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: LabStyle Innovations Corp., at 9 Halamish St., P.O.B. 3052, Caesarea Industrial Park 38900, Israel, Attention: Zvi Ben-David. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Section 16(a) Beneficial Ownership Reporting Compliance.

Since our common stock is not registered under Section 12 of the Exchange Act, our directors and executive officers and persons who beneficially own more than 10% of our common stock are not required to file with the SEC various reports as to their ownership of and activities relating to our common stock.

Executive Compensation

The following table summarizes compensation of our named executive officers, as of December 31, 2014.

								Non-equity
						Option		incentive	Non-qualified	All Other
Name and		Salary		Bonus	Stock	Awards		plan	incentive plan	Compensation
Principal Position	Year	($)*		($)	Awards	($)**		compensation	compensation	($)		Total ($)
Erez Raphael (President and Chief Executive Officer)***	2014	$147,610	(1)	—	—	$307,400	(2)	—	—	$78.14	(3)	$533,157
	2013	$66,464	(1)	—	—	$293,200	(2)	—	—	$35,298	(3)	$394,962
	2013	60,925	(4)	—	—	453,000	(5)	—	—	27,565	(6)	541,490
Gadi Levin (Chief Financial Officer, Treasurer and Secretary)****	2014	$114,231	(7)	—	—	182,850	(9)	—	—	$3,100	(8)	$14,085
	2013	10,985	(7)	—	—	—		—	—	—		$—
Oren Fuerst (Chairman of the Board)*****	2014	$—		—	—	—		—	—	$16,877	(13)	$16,877
	2013	$253,887	(10)	$48,000	—	$564,822	(12)	—	—	$54,883	(13)	$921,592

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* Certain compensation paid by the company is denominated in New Israeli Shekel (“NIS”). Such compensation is calculated for purposes of this table based on the annual average currency exchange.

** Amount shown does not reflect dollar amount actually received. Instead, this amount reflects the aggregate grant date fair value of each stock option granted in the fiscal years ended December 31, 2013 and December 31, 2014, computed in accordance with the provisions of ASC 718. Assumptions used in the calculation of this amount are included in Note 2(s) to our consolidated financial statements included in this Annual Report.

*** Since August 2013, Mr. Raphael has served as President and Chief Executive Officer of our company. During 2012, Mr. Raphael was not considered to be an executive officer.

**** Mr. Levin served as Chief Financial Officer, Treasurer and Secretary of our company from November 2013 through January 8, 2015 when he voluntarily resigned from such positions.

***** From November 2011 to August 2013, Dr. Fuerst served as our Chairman and Chief Executive Officer. From August 2013 December 31, 2013 Dr. Fuerst served as our Executive Chairman. Beginning in January 2014 through November 23, 2014, Dr. Fuerst served as Chairman of the Board of Directors of our company.

(1) In accordance with his second amendment to the employment agreement with our company effective August 11, 2013, Mr. Raphael is entitled to a monthly salary of NIS44,000 (see further details in “Employment Agreements” below).

(2) Mr. Raphael, upon his nomination as the President and Chief Executive Officer of our company, was granted 60,000 options pursuant to that certain 2012 Equity Incentive Plan. The options granted vest as follows: 30,000 vest on August 29, 2013 (grant date) and 30,000 vest on August 30, 2014. During 2014 Mr. Raphael was granted with additional 16,000 and 84,000 options which shall vest over a period of 2 years commencing January 7, 2014 and July 7, 2014, respectively. We may grant Mr. Raphael additional options to purchase shares of common stock from time to time at the discretion of our Board of Directors or the Compensation Committee thereof (see further details in “Employment Agreements” below).

(3) In addition to his salary, Mr. Raphael is entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.

(4) In accordance with his first amendment to the employment agreement with our company, Mr. Raphael was entitled to a monthly salary of NIS37,500.

(5) Mr. Raphael, during the period he served as our vice president of research and development was granted 36,000 and 4,000 options which vest over a period of 6 and 5 quarterly installments.

(6) In addition to his salary, Mr. Raphael was entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.

(7) In accordance with his employment agreement with our company, Mr. Levin was entitled to a monthly salary of NIS34,000 for the first three months of his employment and a monthly salary of NIS37,000 thereafter (see further details in “Employment Agreements” below). On October 22, 2014, we entered into an amendment to Mr. Levin’s employment agreement under which Mr. Levin’s positions became part-time for 50% of his working time for one month, and then 40% of his working time thereafter, and Mr. Levin’s monthly salary was adjusted to NIS 27,500 and NIS 22,000, respectively.

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(8) In addition to his salary, Mr. Levin was entitled to receive a leased automobile (commencing three months after November 26, 2013), and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.

(9) During 2014 Mr. Levin was granted with 24,000 and 21,000 options which shall vest over a period of 2 years commencing January 7, 2014 and July 7, 2014, respectively.

(10) In accordance with his employment agreement with our company (which was approved by our Board of Directors in March 2012), Dr. Fuerst was entitled to an annual salary of $192,000. In August 2012, upon the approval of the Compensation Committee of our Board of Directors, Dr. Fuerst’s annual salary was increased to $252,000, starting from August 2012. On January 28, 2014, we entered into an Agreement with Dr. Fuerst pursuant to which his employment with us was terminated and he agreed to serve as our Chairman of the Board (see further details in “Employment and Related Agreements” below).

(11) In accordance with his former employment agreement with our company, Dr. Fuerst was entitled to receive bonuses based on his achieving the following milestones: (a) $96,000 in the event we achieve data lock on at least one clinical study required for FDA and/or CE Mark regulatory approval, (b) $48,000 in the event we make a 510(k) regulatory submission with the FDA for regulatory clearance of a company product, (c) $48,000 in the event we obtain a European notified body CE Mark clearance for a company product, (d) $48,000 in the event we obtain a market clearance for a company product in a market not covered by FDA or CE with a population in excess of 100,000,000 and (e) $96,000 in the event we obtain FDA regulatory clearance for a company product. Dr. Fuerst is also entitled to receive additional bonuses for five years in connection with strategic transactions that Dr. Fuerst has helped to consummate. As of December 31, 2013, Dr. Fuerst was entitled to receive a bonus at the amount of $48,000 in light of the achieving of the second milestone described above. On January 28, 2014, we entered into an Agreement with Dr. Fuerst pursuant to which his employment with us was terminated and he agreed to serve as our Chairman of the Board.

(12) During 2013 Dr. Fuerst was granted with 40,000 which shall vest over a period of 1 year commencing March 15, 2013. On June 2013, Dr. Fuerst was granted with 40,000 options, 8,000 of these options vest on June 30, 2013 and the remaining are subject to 4 quarters vesting in equal increments commencing September 30, 2013. During 2014 Dr. Fuerst was granted with 5,000 options which shall vest by December 31, 2014 out of which 1,250 options were canceled due to his resignation from the Board of Directors of our company on November 23, 2014. These options were granted to Dr. Fuerst for his role as a non-employee director of the company and therefore was accounted as part of "Summary Director Compensation Table" below.

(13) In addition to his salary, Dr. Fuerst was entitled to receive a leased automobile and mobile phone during his employment as well as reimbursements for expenses accrued. These benefits as well as other social benefits under Israeli law are included as part of his “All Other Compensation”.

All compensation awarded to our executive officers were independently reviewed by our Compensation Committee.

Employment and Related Agreements

Except as set forth below, we currently have no written employment agreements with any of our officers, directors or key employees.  The following is a description of our current executive employment agreements:

Erez Raphael, Chief Executive Officer, President and Acting Chairman of our Board of Directors – On August 30, 2013, we entered into an amendment to a Personal Employment Agreement with Mr. Raphael in connection with his August 2013 appointment as our President and Chief Executive Officer. Pursuant to the terms of his Employment Agreement as amended, Raphael is entitled to a monthly salary of NIS44,000.

On March 15, 2013, the Compensation Committee of our Board of Directors approved a grant under our Plan to Erez Raphael of 36,000 options to purchase shares of our common stock for an exercise price of $6.75. 6,000 of these options vested immediately and the remaining are subject to 5 quarters vesting in equal increments commencing June 30, 2013.

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In June 2013, the Compensation Committee of our Board of Directors approved a grant under our Plan to Erez Raphael of 4,000 options to purchase shares of our common stock for an exercise price of $15.00. 800 of these options vest on June 30, 2013 and the remaining are subject to 4 quarters vesting in equal increments commencing September 30, 2013.

On September 3, 2013, the Compensation Committee of our Board of Directors approved a one time grant under our Plan to Mr. Raphael of 60,000 options to purchase shares of our common stock at an exercise price of $13.35. Fifty percent (50%) of such options vested immediately, and fifty percent (50%) shall vest on August 30, 2014.

In January 2014, the Compensation Committee of our Board of Directors approved a grant under our 2012 Equity Incentive Plan to Erez Raphael of 16,000 options to purchase shares of our common stock for an exercise price of $9.25. Those options are subject to 8 quarters vesting in equal increments commencing April 7, 2014.

In July 2014, the Compensation Committee of our Board of Directors approved a grant under our 2012 Equity Incentive Plan to Erez Raphael of 84,000 options to purchase shares of our common stock for an exercise price of $4.90. Those options are subject to 8 quarters vesting in equal increments commencing October 2014.

Mr. Raphael’s employment agreement may be terminated by us at will or upon the following events: death, disability, other events permissible under applicable Israeli severance law or for Cause (each defined under the Employment Agreement). In the event the Employment Agreement is terminated by us at will, Raphael shall be entitled to receive 6-month base salary and severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us for Cause, Mr. Raphael will only be entitled to severance payment under applicable Israeli severance law.

Mr. Raphael’s employment agreement also includes a one (1) year non-competition and non-solicitation, certain confidentiality covenants and assignment of any of his company-related inventions to us. Under the terms of the agreement, Mr. Raphael is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, life and disability insurance and car and mobile phone allowances.

Zvi Ben David, Chief Financial Officer, Treasurer and Secretary – On January 8, 2015, we entered into a Personal Employment Agreement with Mr. Ben David. Pursuant to his employment agreement, Mr. Ben David is entitled to a monthly salary and additional compensation (excluding social benefits under applicable Israeli law) of NIS31,200 for providing eighty percent (80%) of his working time to our company. Beginning on March 1, 2015, Mr.Ben David began working for us on a full time basis pursuant to the terms of his employment agreement at which point Mr. Ben David’s salary was increased to NIS39,000 per month.. The employment agreement may be terminated at will or for Cause (as defined under his employment agreement). In the event the employment agreement is terminated by us at will, Mr. Ben David shall be entitled to receive 90 days of severance plus any required severance payment pursuant to applicable Israeli severance law. In the event the employment agreement is terminated by us for Cause, Mr. Ben David will only be entitled to severance payment under applicable Israeli severance law.

The employment agreement also includes a twelve (12) month non-competition and non-solicitation, certain confidentiality covenants and assignment of any of his company-related inventions to the company. Under the terms of the employment agreement, Mr. Ben David is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, life and disability insurance and mobile phone allowances.

Gadi Levin, former Chief Financial Officer, Treasurer and Secretary – On January 8, 2015, Mr. Levin voluntarily resigned his positions with the company and will remain with the company in a consulting role through at least May 2015. Mr. Levin was replaced by Zvi Ben David. During the fiscal years ended December 31, 2014 and 2013, Mr. Levin received compensation pursuant to a Personal Employment Agreement entered with our company on November 26, 2013. Pursuant to his employment agreement, Mr. Levin was entitled to a monthly salary of NIS34,000 for his first three months of employment and NIS37,000 per month thereafter. The employment agreement included a twelve (12) month non-competition and non-solicitation, certain confidentiality covenants and assignment of any of his company-related inventions to the company. On October 22, 2014, we entered into an amendment to Mr. Levin’s employment agreement under which Mr. Levin’s positions became part-time for 50% of his working time for one month, and then 40% of his working time thereafter, and Mr. Levin’s monthly salary was adjusted to NIS 27,500 and NIS 22,000, respectively.

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Under the terms of the employment agreement, Mr. Levin was entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, life and disability insurance and car and mobile phone allowances.

In January 2014, the Compensation Committee of our Board of Directors approved a grant under our 2012 Equity Incentive Plan to Gadi Levin of 24,000 options to purchase shares of our common stock for an exercise price of $9.25.  These options are subject to 8 quarters vesting in equal increments commencing April 7, 2014.

In July 2014, the Compensation Committee of our Board of Directors approved a grant under our 2012 Equity Incentive Plan to Gadi Levin of 21,000 options to purchase shares of our common stock for an exercise price of $4.90.  These options are subject to 8 quarters vesting in equal increments commencing October 2014.

As of Mr. Levin’s departure date, 17,250 options from the above issuances were exercisable until April 8, 2015 and 27,750 are canceled.

Oren Fuerst, former Executive Chairman and former Chairman of the Board – We entered into an at-will employment agreement with Dr. Fuerst on March 15, 2012 effective on November 1, 2011. Such agreement was amended in August 2012 to increase Dr. Fuerst’s annual base salary. Under the terms of his amended agreement, Dr. Fuerst was entitled to receive an annual base salary of $252,000. Dr. Fuerst was also entitled to receive bonuses based on his achieving the following milestones: (a) $96,000 in the event we achieve data lock on at least one clinical study required for FDA and/or CE Mark regulatory certification, (b) $48,000 in the event we make a 510(k) regulatory submission with the FDA for regulatory clearance of a company product, (c) $48,000 in the event we obtain a European notified body CE Mark clearance for a company product, (d) $48,000 in the event we obtain a market clearance for a company product in a market not covered by FDA or CE with a population in excess of 100,000,000 and (e) $96,000 in the event we obtain FDA regulatory clearance for a company product. Moreover, Dr. Fuerst was entitled to receive the following additional bonuses for five years in connection with strategic transactions of our company that Dr. Fuerst has helped to consummate as follows: (i) 5% of the revenues of the company from such transaction in the event we complete a strategic transaction with an aggregate actual or potential value of over $1 million and less than $10 million and (ii) 7% of the revenues of the revenues of our company from such transaction in the event we complete a strategic transaction with an aggregate actual or potential value in excess of $10 million.

In accordance with his employment agreement, upon the completion of our private placement which had its final closing on March 30, 2012, Dr. Fuerst received fully-vested options to purchase shares of our common stock equal to three percent (3%) of our issued and outstanding capital stock on an as-converted fully diluted basis (but no less than 100,000 shares). Since the trigger for the grant of such options occurred on March 30, 2012, we recognized for accounting purposes at March 31, 2012 the full compensation cost related to 109,479 options in total amount of $26,141.

In June 2012, the Compensation Committee of our Board of Directors approved a grant under our Plan to Dr. Fuerst of 150,000 options to purchase shares of our common stock (which include the 109,479 options referred to above plus 40,521 additional options). In connection with such grant, the Compensation Committee reviewed a current valuation of our company and accordingly reduced the exercise price of the options Dr. Fuerst was entitled to receive under his employment agreement from $5.00 to $2.60 per share and granted the additional 40,521 with an exercise price of $2.60. In September, 2012 the Compensation Committee of our Board of Directors clarified that 66,000 of these options vested immediately, and 84,000 are subject to 2-year vesting in equal increments on annual basis.

On March 15, 2013, the Compensation Committee of our Board of Directors approved a grant under our Plan to Dr. Fuerst of 40,000 options to purchase shares of our common stock for an exercise price of $8.25. 20,000 of these options vested immediately and the remaining are subject to one year vesting.

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On June 2013, the Compensation Committee of our Board of Directors approved a grant under our Plan to Dr. Fuerst of 40,000 options to purchase shares of our common stock for an exercise price of $15.00, 8,000 of these options vest on June 30, 2013 and the remaining are subject to 4 quarters vesting in equal increments commencing September 30, 2013.

Dr. Fuerst’s employment agreement included a one (1) year non-competition and non-solicitation, certain confidentiality covenants and assignment of any his invention. Under the terms of the agreement, Dr. Fuerst was entitled to certain expense reimbursements and other standard vacation and sick leave.

On January 28, 2014 we entered into an Agreement with Dr. Fuerst. Pursuant to this agreement, we and Dr. Fuerst mutually agreed to terminate Dr. Fuerst’s employment agreement with us, including his role as Executive Chairman of the company. In addition, pursuant to the agreement, Dr. Fuerst agreed to serve in the role of Chairman of the Board of our company. In his role as Chairman of the Board, Dr. Fuerst will perform the roles customarily associated with Chairman but shall not be responsible for any day-to-day operations of our company. The agreement provides that we will pay Dr. Fuerst a cash director’s fee of $100,000 per annum, plus a $250,000 bonus upon the achievement by the company of the following milestones: (i) the company shall have initiated and achieved commercial sales, regardless of sales volumes, and (ii) the company shall have received or earned cash in the aggregate gross amount of $20 million through any combination of equity or debt financing or sales revenue during the period from and after December 31, 2013. Additionally, Dr. Fuerst’s previously granted options will continue to vest in accordance with applicable stock option agreements between the company and Dr. Fuerst. Finally, pursuant to the agreement, Dr. Fuerst agreed to certain restrictions on his ability to transfer company securities owned directly or indirectly by him.

On May 7, 2014 our Board of Directors approved the 2014 grant of the Annual Directors options with 5,000 options granted to each of our non-employee directors. These options have an exercise price of $6.95 and shall vest in quarterly arrears. They also have a cashless exercise feature and a ten (10) year term. Dr. Fuerst was granted such options as a non-employee director since his formal employment status concluded on December 31, 2013.

On November 23, 2014, Dr. Fuerst resigned from his position as Chairman of the Board of Directors.

As of his resignation date, 233,750 options from the above issuances are exercisable and 1,250 are canceled.

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Outstanding Equity Awards at Fiscal Year-End Option Awards

				Equity
				incentive
				plan awards:
	Number of		Number of	Number of
	securities		securities	securities
	underlying		underlying	underlying	Option
	unexercised		unexercised	unexercised	exercise	Option
	options (#)		options (#)	unearned	price	expiration
Name	exercisable		unexercisable	options (#)	$	date
Erez Raphael (President and Chief Executive Officer)	36,000			-	$6.75	March 14, 2023
	4,000			-	15.00	June 5, 2023
	60,000				13.35	August 28, 2023
	6,000		10,000		9.25	January 6, 2024
	10,500		73,500		4.90	July 6, 2024

Gadi Levin (Chief Financial Officer, Treasurer and Secretary)	9,000		15,000	-	9.25	January 6, 2024
	2,625		18,375		4.90	July 6, 2024

Oren Fuerst (former Executive Chairman)	150,000		-	-	$2.60	June 31, 2017
	40,000		-	-	8.25	March 14, 2023
	40,000		-	-	15.00	June 5, 2023
	3,750	*			6.95	May 6, 2024

Total Option Shares	361,875		116,875	-

* Represents options granted to Dr. Fuerst for his role as non-employee director of our Company.

Non-Employee Director Remuneration Policy

In March 2013, our Board adopted the following non-employee director remuneration policy:

Cash Awards

Our non-employee directors (currently Messrs. McGrath, Hoenlein and Yehudiha, Prof. Stone and Ms. Karah) will receive the following cash payments for each fiscal year: (i) $25,000 per year, to be paid quarterly in arrears and (ii) $16,000 for Board committee service, to be paid quarterly in arrears; provided, however, that for our fiscal years ended December 31, 2013 and 2014, such quarterly payments and committee meeting fees shall accrue and shall be payable upon the approval of Mr. Raphael at such time when our company is adequately capitalized in his reasonable discretion.

Option Awards

Beginning with our fiscal year ended December 31, 2013 and for each fiscal year thereafter, each of our non-employee directors will receive 5,000 options to purchase shares of common stock (which we refer to as the Annual Director Options). The Annual Director Options will be confirmed (together with the exercise price for such options) at the first meeting of our Board of Directors for each fiscal year and shall vest quarterly in arrears. The exercise price per share for the 2013 Annual Director Options (approved in March 2013) was $7.50 per share. Annual Director Options shall have ten (10) year terms and, unless otherwise approved by Compensation Committee of our Board of Directors, shall not be issued under our Plan or any successor to such plan.

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In March 2013, each of our non-employee directors as of such date was given a one-time grant of 30,000 fully vested, 10-year options to purchase shares of common stock, which options have an exercise price of $7.50 per share. In addition, as part of the initial grants of options under our Plan approved by the Compensation Committee of our Board of Directors in June 2012, two of our three independent directors at the time of such grant (Malcolm Hoenlein and Prof. Nahum Melumad) were each granted 40,000 options with an exercise price of $2.35 per share. In each case, 20,000 of such options vested immediately and the remaining 20,000 options are subject to 2-year vesting in equal increments on quarterly basis.

On May 7, 2014 our Board of Directors approved the 2014 grant of the Annual Directors options with 5,000 options granted to our non-employee directors. These options have an exercise price of $6.95 and shall vest in quarterly arrears. They also have a cashless exercise feature and a ten (10) year term. On the same date, the Board of Directors also approved a one-time grant of fully-vested 30,000 options to Mr. McGrath and Prof. Kaplan in their capacities as non-employee directors. These options have an exercise price of $6.95. They also have a cashless exercise feature and a ten (10) year term.

On July 7, 2014, the Board of Directors approved a one-time grant of fully-vested 30,000 options to Prof. Stone in his capacity as a non-employee director. These options have an exercise price of $4.90. They also have a cashless exercise feature and a ten (10) year term.

Both the annual directors options as well as the one-time options granted were not issued under our Plan. All annual director options or other equity incentives issued under our non-employee director remuneration policy shall be deemed to have been issued under an “employee benefit plan” as defined in Rule 405 promulgated under the Securities Act.

Compensation Committee Review

The Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.

The Compensation Committee shall also have the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

Participation of Employee Directors; New Directors

Unless separately and specifically approved by the Compensation Committee in its discretion, no employee director of our company shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).

New directors joining our Board shall be entitled to a pro rated portion (based on months to be served in the fiscal year in which they join) of cash and stock option or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the board.

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Summary Director Compensation Table

The following table summarizes the annual compensation paid to our non-employee directors for the fiscal years ended December 31, 2014 and 2013:

Name and Principal		Fees Paid or Earned in Cash	Stock	Option Awards	Non-equity incentive plan	Non- qualified incentive plan	All Other Compensation
Position	Year	($)	Awards	($)*	compensation	compensation	($)	Total ($)
Malcolm Hoenlein	2014	$41,000	—	$17,500	—	—	—	$58,500
	2013	$41,000	—	$229,500	—	—	—	$270,500

Dennis McGrath	2014	$41,000	—	119,500	—	—	—	$160,500
	2013	$5,504	—	—	—	—	—	$5,504

Prof. Richard B. Stone	2014	$13,738	—	$70,500	—	—	—	$84,238
	2013	$—	—	$—	—	—	—	$—

Rami Yehudiha	2014	$11,049	—	$—	—	—	—	$11,049
	2013	$—	—	$—	—	—	—	$—

Dr. Peter M. Kash**	2014	$2,603	—	$—	—	—	—	$2,603
	2013	$—	—	$—	—	—	—	$—

Hila Karah	2014	$4,268	—	$—	—	—	—	$4,268
	2013	$—	—	$—	—	—	—	$—

Dr. Oren Fuerst***	2014	$89,795	—	$13,125	—	—	—	$102,920
	2013	$—	—	$—	—	—	—	$—

Dr. Steven A. Kaplan****	2014	$13,853	—	$115,125	—	—	—	$128,978
	2013	$—	—	$—	—	—	—	$—

Adam K. Stern *****	2014	$8,510	—	$—	—	—	—	$8,510
	2013	$25,000	—	$229,500	—	—	—	$254,500

Dr. David Weintraub*****	2014	$16,653	—	$4,375	—	—	—	$21,028
	2013	$41,000	—	$229,500	—	—	—	$270,500

*	Amount shown does not reflect dollar amount actually received. Instead, this amount reflects the aggregate grant date fair value of each stock option granted in the fiscal years ended December 31, 2013 and December 31, 2014, computed in accordance with the provisions of ASC 718. Assumptions used in the calculation of this amount are included in Note 2(s) to our consolidated financial statements included in this Annual Report.
**	On February 23, 2015, Dr. Kash resigned from the Board of Directors.
***	On November 23, 2014, Dr. Fuerst resigned from the Board of Directors.
****	On November 21, 2014, Dr. Kaplan resigned from the Board of Directors.
*****	On May 3, 2014, Adam K. Stern resigned from the Board of Directors.
******	On May 27, 2014, Dr. David Weintraub resigned from the Board of Directors.

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PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2015

On November 4, 2014, the Audit Committee of the Board appointed the firm of Kost Forer Gabbay & Kasierer to serve as our independent auditors for our fiscal year ended December 31, 2015. Stockholders will be asked to ratify the Auditor to serve as our independent auditors. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2015. The Auditor has been our auditor since June 22, 2012. A representative of the Auditor is not expected to be present at the Meeting.

Audit Fees. The aggregate fees billed by the Auditor for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2014 and 2013 and review of the financial information included in our Forms 10-Q for the respective periods amounted to $83,000 and $90,000, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. None.

Tax Fees. The aggregate fees billed by the Auditor for professional services rendered for tax compliance, for the years ended December 31, 2014 and 2013 were $17,000 and $22,537, respectively.

All Other Fees. The aggregate fees billed by the Auditor for all other fees, including Auditors review and consent on S-1 forms filed with the SEC as well as other relevant services, for the year ended December 31, 2014 and 2013 were $12,000 and $15,500, respectively.

Our Audit Committee has determined that the services provided by the Auditor are compatible with maintaining the independence of the Auditor as our independent registered public accounting firm.

The Audit Committee of our Board has established pre-approval policies and procedures pursuant to which the Audit Committee approved the foregoing audit, tax and non-audit services provided by the Auditor in 2014. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services based on information provided by our management.

Required Vote

Ratification of the appointment by the Audit Committee of the Board of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the outstanding shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) present in person or represented by proxy at this Meeting and entitled to vote in the election.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE Ratification of the appointment by the Audit Committee of the Board of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

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PROPOSAL 3
ia proposal

Description of Proposal

On April 24, 2015, the Board unanimously acted by written consent to approve an amendment to the Company’s certificate of incorporation, subject to stockholder approval, to increase the number of shares of Common Stock authorized by 80,000,000 from 80,000,000 to 160,000,000. The Board directed the IA Amendment to be submitted to a vote of the Company’s stockholders at the Meeting.

The Company’s Certificate of Incorporation currently authorizes the issuance of up to 80,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The IA Amendment will not increase or otherwise affect the Company’s authorized preferred stock.

On the Record Date, the Company had an aggregate 30,108,131 shares of Common Stock issued and outstanding and 35,600 Series A Preferred shares outstanding. Also on the Record Date, the Company had 1,416,500 shares reserved for issuance upon exercise of outstanding options under the Plan, 327,400 shares reserved for issuance upon exercise of outstanding non-plan options, 18,931,229 shares reserved for issuance upon exercise of outstanding warrants and 8,980,832 shares of Common Stock reserved for conversion of the Series A Preferred shares.

Reasons for the IA Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of Common Stock in order to give the Company greater flexibility in considering and planning for future potential business needs.

The additional shares of Common Stock will be available for issuance by the Board for various corporate purposes, including but not limited to raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products.

Having this additional authorized Common Stock available for future use will allow the Company to issue additional shares of Common Stock without the expense and delay of arranging a special meeting of stockholders. If the IA Amendment is approved, the additional authorized shares would be available for issuance at the discretion of the Board and without further stockholder approval, except as may be required by law or the rules of the Company’s then-current listing market or exchange.

The additional shares of Common Stock to be authorized by adoption of the IA Amendment to would have rights identical to the current issued and outstanding shares of Common Stock of the Company. Adoption of the IA Amendment would not affect the rights of existing holders of Common Stock and would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. Like existing holders, holders of shares of Common Stock issued following adoption of the proposed amendment would not be entitled to pre-emptive rights with respect to any future issuances of Common Stock or preferred stock. Any issuance of shares other than in connection with a stock split or combination would reduce the proportionate ownership interest in the Company that each holder had immediately prior to the issuance and, depending on the price at which such shares are issued, could have a negative effect on the market price of the Common Stock.

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Anti-Takeover Considerations

The Company has not proposed the increase in the number of authorized shares of Common Stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover and/or favor the current Board. In addition, the Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with the designations, rights and preferences as may be determined from time to time by the Board. Accordingly, the Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of preferred stock could discourage, delay or prevent a change in control of the Company and also may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company even though the transaction might be economically beneficial to the Company and its stockholders. Although this proposal to increase the authorized number of shares of Common Stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

Effecting the IA Amendment

If the IA Amendment is approved by the stockholders, shortly after the Meeting we will file an amendment to the Certificate of Incorporation with the Secretary of State of Delaware, such amendment to become effective upon filing. The amendment proposed by the Company to Article FOURTH of the Certificate of Incorporation is attached to this Proxy Statement as Annex A. Neither Delaware law, nor the Certificate of Incorporation, nor the Company’s Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares.

Required Vote

Approval of the IA Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) voting as one class. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the IA Proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE IA PROPOSAL.

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PROPOSAL 4
Reverse stock split proposal

General

On April 24, 2015, our Board acted by unanimous written consent to adopt the RS Amendment to Article FOURTH of our Certificate of Incorporation effecting a Reverse Split of our Common Stock at a ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board is now asking you to approve this RS Amendment.

Effecting the Reverse Split requires that Article FOURTH of our Certificate of Incorporation be amended to include a reference to the Reverse Split. The additional text added to Article FOURTH is attached as Annex B to this Proxy Statement. If approved, the RS Amendment will be effective upon the filing of the Certificate of Incorporation in the form attached as Annex B with the Secretary of State of Delaware with such filing to occur, if at all, at the sole discretion of the Board.

If the Board determines to effect the Reverse Split, the intent is to increase the stock price of our Common Stock, which is currently trading on the OTCQB, to a level sufficiently above the minimum bid price requirement that is required for initial listing on both The Nasdaq Capital Market and the NYSE MKT LLC (the Nasdaq Capital Market and the NYSE MKT LLC collectively referred to as the “Exchanges”) such that the Board, at its sole discretion, may apply for initial listing on either of the Exchanges. Upon determination by the Board that it will pursue initial listing on either Exchange and the stock price of our Common Stock is trading below such minimum bid price requirement, the Board will file the RA Amendment with the Secretary of State of Delaware.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth, for informational purposes only, an example the number of shares of our Common Stock outstanding before and after a Reverse Split assuming a one-for-two ratio and a one-for-five ratio (although the Board may choose another ratio in its sole discretion) based on 30,108,131 shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Split	Assuming a one-for- two Reverse Split (1)	Assuming a one-for- five Reverse Split (1)
Aggregate Number of Shares of Common Stock	30,108,131	15,054,066	6,021,627

(1)	Numbers are approximate and do not take into account rounding for fractional shares.

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split does not change the current authorized number of shares of Common Stock (80,000,000 shares, or, in the event that the IA Proposal is approved and the IA Amendment is filed 160,000,000 shares). The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares that result from the Reverse Split for any purposes. In order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be maintained at 80,000,000 shares (or in the event that the IA Proposal is approved and the IA Amendment is filed 160,000,000 shares).

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The Reverse Split is not part of a broader plan to take us private.

Reasons for the Reverse Split

The Board of Director’s primary objective in proposing the Reverse Split is to enable the Board, if necessary or if the Board otherwise desires, to raise the per share trading price of our Common Stock, which is currently trading only on the OTCQB, to allow for a listing of our Common Stock on one of the Exchanges. Upon receiving stockholder approval, the Board may, at its own discretion, file the RS Amendment with the Secretary of State of Delaware. Thereafter, the Board may, at its sole discretion, begin the initial listing application process on either Exchange.

Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the initial listing requirements of each of the Exchanges and our Common Stock could be initially listed on one of the Exchanges. Our Board concluded that the liquidity and marketability of our Common Stock may be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors may view an investment in our Common Stock more favorably if our Common Stock is quoted on one of the Exchanges.

Our Board also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Split or if effected, that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be initially listed on one of the Exchanges, or once initially listed, that we will be able to maintain such listing.

Requirements for Listing on Exchanges

In order to initially list our Common Stock on either of the Exchanges, among other requirements which have or will all be satisfied, our Common Stock must maintain a minimum bid price of at least $3.00 (or at least $2.00 if certain listing standards are met). Our Board has considered the potential advantages to us if our Common Stock is listed on one of the Exchanges and has concluded that even though the desired effects cannot be assured, it is in the best interests of our Company and our stockholders to effect the Reverse Split to help attain a $3.00 (or $2.00 if certain listing standards are met) bid price and ensure compliance with the listing requirements of the Exchanges.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by a factor to be determined by the Board. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

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The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, each of the Exchanges requires that we have a certain number of round lot stockholders to be initially listed (the Nasdaq Marketplace Rules require that we have 300 round lot stockholders and the NYSE MKT LLC requires that we have 400 round lot stockholders). Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the RS Amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the RS Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Amendment with the Secretary of State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above $3.00 at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing with the Secretary of State of Delaware (the “Effective Time”).

Upon the filing of the RS Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board. For example, if you presently hold 100 shares of our Common Stock, you would hold 50 shares of our Common Stock following the Reverse Split if the ratio is one-for-two or you would hold 20 shares of our Common Stock if the ratio is one-for-five.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Split	Assuming a one-for - two Reverse Split(1)	Assuming a one-for- five Reverse Split(1)
Warrants	18,931,229	9,465,615	3,786,246
Plan Options	1,416,500	708,250	283,300
Non-Plan Options	327,400	163,700	65,480
As converted Series A Preferred shares	8,980,832	4,490,416	1,796,167

__________

(1)	Numbers are approximate and do not take into account rounding for fractional shares.

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Effect on Registration and Stock Trading

Our Common Stock is currently registered under the Securities Act and we are not subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock.

If the proposed Reverse Split is implemented and our application for initial listing is otherwise accepted on either of the Exchanges, we will request that our Common Stock be initially listed under the symbol “DRIO,” however we cannot guarantee that the Exchanges will permit our use of “DRIO.” If “DRIO” is not available to us, we will announce our new symbol as soon as practicable.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.25 shares of Common Stock following the Reverse Split, that stockholder will receive certificate representing 151 shares of Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 169 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

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Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock will remain at 80,000,000 (or at 160,000,000 assuming that the IA Amendment is approved). Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. If our Common Stock are initially listed on one of the Exchanges, stockholder approval must be obtained, under applicable Nasdaq and NYSE MKT rules, prior to the issuance of shares for certain purposes, including the issuance of Common Stock equal to or greater than 20% of our then outstanding shares of Common Stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our Audit Committee authorized the filing of a prior written application with Nasdaq or the NYSEMKT to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and Nasdaq or the NYSE MKT granted us such an exemption.

The Reverse Split will have no effect on our authorized preferred stock but the number of shares of our Common Stock issuable upon conversion of the Series A Preferred and the number of votes that holders of our Series A Preferred will have on an as-converted to Common Stock basis will be reduced ratably by the ratio of our Reverse Split.

In accordance with our Certificate of Incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 80,000,000 (or at 160,000,000 assuming that the IA Amendment is approved) after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Exchanges. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

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Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Amendment; Effectiveness

The text of the proposed RS Amendment is set forth in Annex B to this Proxy Statement. If and when effected by our Board, the RS Amendment will become effective upon its filing with the Secretary of State of Delaware.

Required Vote

Approval of the RS Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) voting as one class. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the RS Proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RS PROPOSAL.

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PROPOSAL 5
INCENTIVE PLAN PROPOSAL

Description of Proposal

On April 24, 2015, the Board (with the recommendation of the Compensation Committee) unanimously approved an amendment (the “Plan Amendment”) to the Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the 2012 Plan by 11,925,000 shares from 1,500,000 to 13,425,000;

The full text of the proposed Plan Amendment is set out in Annex C to this Proxy Statement. The text of the proposed Plan Amendment is subject to modification to include such changes as the Board deems necessary and advisable to affect the increase in the number of shares of Common Stock reserved and available for issuance under the 2012 Plan. Stockholders are being asked to approve the Plan Amendment.

General

The Plan provides for grants of stock options to employees, directors and consultants of the Company (and affiliates of the Company). The maximum number of shares of common stock currently reserved for the grant of awards under the Plan is 1,500,000, subject to adjustment as provided by the Plan. The Plan is administered by the Compensation Committee of our Board or by the full Board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. As of the Record Date, 651,500 shares were available for future grants under the Plan. If the proposal for the Plan Amendment is approved, then the maximum number of shares of common stock reserved for grant of awards under the Plan will be 13,425,000, of which 12,576,500 will be available for future grants.

Reasons for the Plan Amendment

The purpose of our Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. Our Board believes that the number of shares of Common Stock subject to the Plan remaining available is insufficient to achieve the purpose of the Plan. Therefore, our Board believes the Plan Amendment is necessary to allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our Common Stock.

Effects of the Plan Amendment

As a result of the Plan Amendment, there will be an increase in the total number of shares of Common Stock reserved for issuance under the Plan. This will provide the Company with the ability to grant more awards than are currently available under the Plan to eligible recipients including employees, directors, consultants and advisors. The issuance in the future of awards under the Plan consisting of full value awards and options to purchase shares of Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the holders of the currently outstanding shares of Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock which may be issued as awards under the Plan may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Certificate of Incorporation or Bylaws. Holders of the Common Stock have no preemptive or other subscription rights.

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Securities Authorized for Issuance Under Equity Compensation Plans as of December 31, 2014

Securities Authorized for Issuance Under Equity Compensation Plans as of December 31, 2014:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	990,000	$6.44	432,500
Equity compensation plans not approved by security holders *	251,400	$7.07	-
Equity compensation plans not approved by security holders **	76,000	$6.95	-
Total	1,317,400		432,500

*	In March 2013, our Board of Directors adopted a non-employee director’s remuneration policy. For further details refer to “Non-Employee Director Remuneration Policy” below.

**	On May 7, 2014 the Board of Directors approved the grant of non-plan options to the Company’s Scientific Advisory Board. These options have an exercise price of $6.95, shall vest in 4 quarterly arrears, have a cashless exercise feature and a ten year term.

Required Vote

The approval of the Plan Amendment will be made upon the affirmative vote of the majority of shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) cast on the Incentive Plan Proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal. If the Incentive Plan Proposal is not approved by the stockholders, the Plan Amendment will not be effective and the proposal will not be implemented.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

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OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Board.

Securities Outstanding

As of the close of business on the Record Date there were 30,108,131 shares of Common Stock outstanding and 35,600 shares of Series A Preferred which are convertible into 8,980,832 shares of Common Stock and which vote with the Common Stock as a single class on all matters for which our stockholders may vote or act on an as-if-converted-to-Common Stock basis. All shares of Common Stock (including Series A Preferred as if converted to shares of Common Stock) have one vote per share and vote together as a single class. Shares of the Common Stock (including Series A Preferred as if converted to shares of Common Stock) represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth information regarding the beneficial ownership of our common stock as of May 11, 2015, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (ii) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of commons stock; each of our named executive officers and directors; and all of our executive officers and directors as a group.

		Percent of
	Shares of Common	Common Stock
	Beneficially	Beneficially
Name of Beneficial Owner	Stock Owned	Owned (1)
Officers and Directors
Erez Raphael (2)	141,500	*
Zvi Ben David (3)	1,726,000	5.78%
Malcolm Hoenlein (4)	301,805	1.03%
Dennis M. McGrath (5)	124,529	*
Prof. Richard B. Stone (6)	1,785,416	5.97%
Rami Yehudiha (7)	-	-
Hila Karah (8)	50,000	*
All Executive Officers and Directors as a group (7 persons)	4,129,250	13.85%
5% Stockholders
Dicilyon Consulting and Investment Ltd.(9)	11,352,171	27.92%

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*  Less than 1%.

(1)	Percentage ownership is based on 30,108,131 shares of our common stock outstanding as of the date of this Annual Report and, for each person or entity listed above, warrants or options to purchase shares of our common stock which exercisable within 60 days of the date of this Annual Report.
(2)	Erez Raphael is our President and Chief Executive Officer. Includes 141,500 vested options to purchase common stock held by Mr. Raphael. Excludes 58,500 options which are not vested.
(3)	Zvi Ben David is our Chief Financial Officer, Treasurer and Secretary. Includes 1,150,000 shares of common stock and 575,000 warrants to purchase common stock issued to Mr. Ben David as part of a private placement issuance which had its closing on February 25, 2015 and 1,000 shares of common stock Mr. Ben David purchased privately.
(4)	Malcolm Hoenlein is a director of our company. Includes 221,805 shares of common stock granted to Mr. Hoenlein on account of directors compensation and 80,000 vested options to purchase common stock held by Mr. Hoenlein.
(5)	Dennis M. McGrath is a director of our company. Includes 89,529 shares of common stock issued to Mr. McGrath on account of directors compensation and 35,000 vested options to purchase common stock held by Mr. McGrath.
(6)	Richard B. Stone is a director of our company. Includes 1,111,111 shares of common stock and 555,556 warrants to purchase common stock issued to Stone IsraVentures, LLC, for which Mr. Stone is the natural person with voting and dispositive power over, as part of a private placement issuance which had its closing on March 16, 2015. Also includes 88,749 shares of common stock issued to Prof. Stone on account of directors compensation and 30,000 vested options to purchase common stock held by Prof. Stone.
(7)	Rami Yehudiha is a director of our company.
(8)	Hila Karah is a director of our company. Includes 50,000 common stock Ms. Karah purchased privately.
(9)	Dicilyon Consulting and Investment Ltd. holds 30,000 shares of our Series A Convertible Preferred Stock which are currently convertible into 7,568,114 shares of our common stock and 3,784,057 warrants to purchase common stock. David Edery is the natural person with voting and dispositive power over our securities held by Dicilyon Consulting and Investment Ltd.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 23, 2014, we entered into and closed the transactions contemplated by a definitive Securities Purchase Agreement. The lead investor in the financing memorialized in such agreement was Dicilyon Consulting and Investment Ltd., an affiliate of Israeli investor David Edery. Pursuant to the Securities Purchase Agreement, Mr. Edery’s company has the right, for so long as it holds 25%, 15% and 10% of the outstanding shares of the our common stock, to appoint, respectively, three, two or one member of our seven person Board of Directors. Mr. Edery’s company currently holds the right to appoint three members of the Board of Directors. In connection with the closing of the transactions contemplated by the Securities Purchase Agreement, Mr. Edery’s company appointed Rami Yehudiha to serve as a member of the Board of Directors and on November 18, 2014, Mr. Edery’s company exercised its right to appoint two members to the Board of Directors by requesting that Dr. Oren Fuerst and Dr. Steven A. Kaplan resign from the Board of Directors. Accordingly, Dr. Kaplan resigned from the Board of Directors effective as of November 21, 2014 and Dr. Fuerst resigned from the Board of Directors effective as of November 23, 2014. On November 23, 2014, the remaining members of the Board of Directors acted by unanimous written consent to name two appointees of Mr. Edery’s company, Dr. Peter M. Kash and Ms. Hila Karah, as members of the Board of Directors. On February 25, 2015, Dr. Peter M. Kash resigned from his position as a member of the Board of Directors from personal reasons.

Statement of Policy

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

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To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Deadline for Submission of Stockholder Proposals for 2016 Annual Meeting of Stockholders

Since our Common Stock is not registered under Section 12 of the Exchange Act, the Company is not subject to the Proxy Rules. In any event, stockholders may present proposals intended for inclusion in our proxy statement for our 2016 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company in accordance with the time schedules set forth in, and otherwise in compliance with, applicable SEC regulations, and the Company’s Bylaws, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the 2016 Proxy Statement.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Zvi Ben-David. Mr. Ben-David will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Such Report includes the Company’s audited financial statements for the 2014 fiscal year and certain other financial information, which is incorporated by reference herein.

In addition, we are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Zvi Ben-David, Chief Financial Officer of the Company, at 9 Halamish St., P.O.B. 3052, Caesarea Industrial Park, 38900, Israel.

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ANNEX A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF LABSTYLE INNOVATIONS CORP.

The undersigned, for the purposes of amending the Certificate of Incorporation of LabStyle Innovations Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted, in accordance with Section 141(f) of the DCGL by unanimous written consent of the Board on April 24, 2015, a resolution proposing and declaring advisable the following amendment to restate Article FOURTH, Section 1 of the Certificate of Incorporation of said Corporation:

“ARTICLE FOURTH

1.            Classes of Stock. The Corporation is authorized to issue two classes of shares of capital stock to be designated, respectively, common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is one hundred sixty million (160,000,000), par value $0.0001 per share, and the number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.0001 per share; the total number of shares which the Corporation is authorized to issue is one hundred sixty five million (165,000,000).”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at an annual meeting of said Corporation’s stockholders duly called and held upon notice in accordance with Section 222 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this [__] day of [____] 2015.

LABSTYLE INNOVATIONS CORP.

By:
Name:
Title:

ANNEX B

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

OF LABSTYLE INNOVATIONS CORP.

The undersigned, for the purposes of amending the Certificate of Incorporation of LabStyle Innovations Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted, in accordance with Section 141(f) of the DCGL by unanimous written consent of the Board on April 24, 2015, a resolution proposing and declaring advisable the following amendment to restate Article FOURTH, Section 2 of the Certificate of Incorporation of said Corporation:

“Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Except as otherwise required by law or this Certificate of Incorporation of the Corporation, each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters on which holders of Common Stock are entitled to vote. Subject to the Delaware General Corporation Law and the rights, if any, of the holders of any outstanding series of Preferred Stock, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation (the “Board of Directors”) in its discretion shall determine. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them. Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the “Split Effective Time”), each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each [NUMBER] shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into [NUMBER] share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such stockholders' old stock certificate. No stockholders will receive cash in lieu of fractional shares.”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at an annual meeting of said Corporation’s stockholders duly called and held upon notice in accordance with Section 222 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FOURTH: The aforesaid amendment shall be effective as of 9:00 A.M. Eastern Time on [_____], 201[_].

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this [__] day of [____] 201[_].

LABSTYLE INNOVATIONS CORP.

By:
Name:
Title:

2

ANNEX C

LabStyle Innovations Corp.

Plan Amendment

Amendment No. 3 to the 2012 Equity Incentive Plan

Adopted on [________], 2015

Pursuant to Section 12 of the 2012 Equity Inventive Plan, as amended (the “Plan”), of LabStyle Innovations Corp. (the “Company”), the Board of Directors of the Company has duly adopted a resolution approving this Amendment No. 3 to the Plan to increase the total number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the Plan as follows:

Section 4(a) of the Plan is hereby amended to read in its entirety as follows:

“(a) Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Option Awards shall not exceed in the aggregate of 13,425,000 shares of Common Stock. During the terms of the Option Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.”

All other terms and provisions of the Plan shall remain unchanged and in full force and effect as written.

A majority in voting interest of stockholders of the Company duly approved this Amendment No. 3 to the Plan at the Company’s annual meeting held on [________], 2015.

IN WITNESS WHEREOF, this Amendment No. 3 is made effective this [__] day of [____] 2015.

LABSTYLE INNOVATIONS CORP.

By:
Name:
Title:

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS, EREZ RAPHAEL AND ZVI BEN-DAVID, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF LABSYLE, INC. HELD OF RECORD BY THE UNDERSIGNED ON MAY 11, 2015, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 15, 2015, OR ANY ADJOURNMENT THEREOF.

1.          Election of Erez Raphael, Malcolm Hoenlein, Hila Karah, Dennis M. McGrath, Prof. Richard B. Stone and Rami Yehudiha, to hold office until the 2016 Annual Meeting of Stockholders or their successors are elected and qualified or until their earlier resignation or removal.

☐	FOR THE NOMINEES
☐	WITHHOLD AUTHORITY FOR THE NOMINEES
☐	FOR ALL EXCEPT (see instructions)

☐	Erez Raphael
☐	Malcolm Hoenlein
☐	Hila Karah
☐	Dennis M. McGrath
☐	Prof. Richard B. Stone
☐	Rami Yehudiha

Instructions: to withhold authority for any individual nominee, mark “FOR ALL EXCEPT” and fill in the circle next to the nominee you wish to withhold for.

2.           To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Kost Forer Gabbay & Kasierer as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.           To approve an amendment to Article FOURTH of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 80,000,000 shares to 160,000,000 shares:

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.           To approve an amendment to Article FOURTH of the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion:

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.          To approve an amendment to the 2012 Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance under the Plan from 1,500,000 shares to 13,425,000 shares:

☐ FOR	☐ AGAINST	☐ ABSTAIN

6. In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET— if a registered holder by visiting www.vstocktransfer.com/proxy; if a beneficial holder by visiting www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.